UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 7, 2008

MFB Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-23374	35-1907258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Edison Lakes Parkway, Suite 300, P.O. Box 528, Mishawaka, Indiana		46546
(Address of Principal Executive Offices)		(Zip Code)

(574) 277-4200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 8, 2008, MFB Corp. (the "Registrant") and MutualFirst Financial, Inc. (“MutualFirst”) jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which the Registrant will be merged with and into MutualFirst Acquisition Corp., a wholly-owned subsidiary of MutualFirst (the “Merger”), and Registrant’s savings bank subsidiary, MFB Financial, will be merged into MutualFirst’s subsidiary, Mutual Federal Savings Bank.  The Agreement provides that upon the effective date of the Merger (the "Effective Time"), pursuant to election procedures described in the Agreement, each share of common stock of Registrant will be converted into either an amount of cash equal to $41.00 per share (the “Cash Consideration”), or 2.59 shares of common stock, $.01 par value per share, of MutualFirst (the “Exchange Ratio”).

Notwithstanding the foregoing, 80% of the total number of outstanding shares of common stock of the Registrant must be converted into MutualFirst common stock.  There may be allocations of cash or stock made to Registrant’s shareholders to ensure that this requirement is satisfied.

The Registrant will have the right to terminate the Agreement if the average closing price of MutualFirst common stock during a period of five business days following receipt of all required regulatory and shareholder approvals is less than $12.664 and MutualFirst common stock underperforms an index of financial institutions by fifteen percent, unless MutualFirst were to elect to make a compensating adjustment to the exchange ratio.

At the effective time of the Merger, each option to purchase Registrant common stock, vested or unvested, will be converted into the right to receive options for a number of shares of MutualFirst common stock equal to 2.59 times the number of shares of Registrant common stock, subject to such options, for the same aggregate option price as shall be in effect for the Registrant stock options immediately prior to the effective date of the Merger.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Based on the closing price of Registrant common stock on January 7, 2008 ($13.35), the transaction has an aggregate value of approximately $52.7 million.

In connection with the consummation of the Merger, Charles J. Viater, Donald R. Kyle and Terry L. Clark, executive officers of the Registrant, will each terminate their existing employment agreements with the Registrant’s savings bank subsidiary in exchange for change of control payments under those agreements, although it its expected that those individuals will be employed with a change in status by Mutual Federal Savings Bank following the closing of the Merger.  Charles J. Viater has entered into a three-year employment agreement with Mutual Federal Savings Bank which shall become effective at the closing of the Merger.  He will serve as Senior Vice President of MutualFirst and Regional President of MutualFirst Savings Bank following the closing.  A copy of Mr. Viater's employment agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.  Four directors of Registrant -- Charles J. Viater, Michael J. Marien, Jonathan E. Kintner, and Edward C. Levy -- are to be added to the Boards of Directors of MutualFirst and MutualFirst Savings Bank at the closing of the Merger.

Concurrently with the execution of the Agreement, each of Registrant’s directors entered into voting agreements with and in favor of MutualFirst under which the directors have agreed to vote their shares of Registrant common stock in favor of the Agreement and the Merger at the special meeting of Registrant’s shareholders at which these matters are to be considered.  Under the voting agreements, the directors have agreed not to sell or otherwise dispose of any shares of Registrant’s Common Stock they currently hold other than a number of shares equal to no more than the number of shares which the directors acquired or will acquire upon the exercise of stock options for shares of Registrant Common Stock between December 15, 2007, and the earlier of the conclusion of the special shareholders’ meeting or the termination of the voting agreements.  A copy of the form of voting agreement is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Upon termination of the Agreement because the Registrant enters into an agreement for an alternative transaction pursuant to a Superior Proposal (as defined in the Agreement) or a termination in connection with a change in the Registrant’s Board’s recommendation of the Agreement to Registrant’s shareholders followed by a failure of those shareholders to approve the Agreement, the Registrant has agreed to pay MutualFirst a termination fee of $1.7 million.  Such a fee is also payable if, within twelve months following termination of the Agreement by MutualFirst as a result of a breach of the Agreement by Registrant, Registrant engages in another transaction constituting a change in control of Registrant.

The Merger will be accounted for as a purchase and is expected to close in the second quarter of 2008.  The Agreement has been approved by the boards of directors of Registrant and MutualFirst.  However, the closing of the Merger is subject to certain other conditions, including the approval of the Merger by the shareholders of Registrant and approval of the issuance of shares by shareholders of MutualFirst and the approval of regulatory authorities.

Cautionary Statement

The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Registrant, or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Registrant’s or MutualFirst’s respective public disclosures.

Pursuant to General Instruction F to Form 8-K, a press release issued jointly by Registrant and MutualFirst is attached hereto as Exhibit 99.1.

Item 3.01  Material Modification to Rights of Security Holders

In contemplation of the Agreement, on January 4, 2008, MFB and Registrar and Transfer Company, as Rights Agent (the “Rights Agent”), entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of October 2, 2006 (the “Rights Agreement”), between MFB and the Rights Agent, which provides, among other things, that neither MutualFirst, Mutual Federal Savings Bank, nor Mutual First Acquisition Corp. will be deemed an “Acquiring Person” within the meaning of the Rights Agreement as a result of the execution of the Agreement or the consummation of the Merger or other transactions contemplated by the Agreement.

The Amendment amends the Rights Agreement to provide, among other things, that (i) a “Distribution Date” will not be deemed to occur as a result of the execution of the Agreement or the consummation of the Merger or other transactions contemplated thereby, (ii) a “Share Acquisition Date” will not be deemed to occur a result of the execution of the Agreement or the consummation of the Merger or other transactions contemplated thereby, (iii) nothing in the Rights Agreement, as amended, will be construed to give any person any legal or equitable rights, remedies or claims under the Rights Agreement by virtue of the execution of the Agreement or consummation of any of the transactions contemplated thereby, and (iv) the Rights Agreement will terminate upon the consummation of the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Rights Agreement between MFB Corp. and Registrar and Transfer Company dated January 4, 2008
10.1	Agreement and Plan of Merger among MFB Corp., MutualFirst Financial, Inc. and MutualFirst Acquisition Corp. dated January 7, 2008
10.2	Employment Agreement between Charles J. Viater and MutualFirst Savings Bank
10.3	Form of Voting Agreement
99.1	Press Release, dated January 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 8, 2008	MFB Corp.

	By:	/s/ Charles J. Viater
Charles J. Viater, President and CEO

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 1 to Rights Agreement between MFB Corp. and Registrar and Transfer Company dated January 4, 2008.
10.1	Agreement and Plan of Merger among MFB Corp., MutualFirst Financial, and MutualFirst Acquisition Corp. dated January 7, 2008.
10.2	Employment Agreement between Charles J. Viater and MutualFirst Savings Bank
10.3	Form of Voting Agreement
99.1	Press Release, dated January 8, 2008.